UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2009

CLENERGEN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-130286
(Commission File Number)

20-2781289
(IRS Employer Identification No.)

94 Dowdeswell Street, P.O. Box N7521, Nassau, Bahamas
(Address of principal executive offices and Zip Code)

(866) 640-8818
Registrant's telephone number, including area code

AMERICAN BONANZA RESOURCES CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective March 19, 2009, we effected a 5.25 for one (1) forward stock split of our authorized and issued and outstanding common stock. and the reduction of our authorized common stock As a result, our authorized capital has changed to 150,000,000 shares of common stock with a par value of $0.001 and our issued and outstanding shares have increased from 3,000,000 shares of common stock to 15,750,000 shares of common stock.. In addition, our directors approved the creation of 10,000,000 shares of preferred stock with a par value $0.001, with the rights and preferences to be designated by the Board of Directors.

Also effective March 19, 2009, we have changed our name from “American Bonanza Resources Corp.” to Clenergen Corporation”. The change of name was approved by our directors and a majority of our shareholders.

Item 7.01 Regulation FD Disclosure

The name change and forward stock split will become effective with the Over-the-Counter Bulletin Board at the opening for trading on March 23, 2009 under the new stock symbol “CRGE”. Our new CUSIP number is 185635 109.

Item 9.01 Financial Statements and Exhibits

3.01	Certificate of Change with respect to the forward stock split

3.02	Certificate of Amendment with respect to the change of name

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLENERGEN CORPORATION

/s/ Wolf Seyfert
Wolf Seyfert
Director

Date: March 20, 2009